Tender offer to acquire June 1, 2011

Important notice
The planned tender offer described in this presentation has not yet commenced.  This presentation is not an offer to buy or the solicitation of an offer to sell securities.  At the time the planned tender offer is commenced, Schneider Electric S.A. (“Schneider Electric” or the “Company”) will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and Telvent GIT, S.A. (“Telvent”) will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer.  The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to Telvent’s stockholders at no expense to them.  In addition, all of those materials (and all other tender offer documents filed with the SEC)
Forward-looking Statements
This presentation contains forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-
looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “strategy,” “will” and other words of similar meaning. The forward-looking statements are based on Schneider Electric’s beliefs, assumptions and expectations of future performance, taking into account all information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within Schneider Electric’s control. Such factors include, but are not limited to:
•
intense competition in, and diverse political, legal, economic and other conditions affecting, the markets in which the Company operates;
•
the Company’s ability to develop new products and services and adapt to changes in consumer preferences;
•
the Company’s ability to identify external growth opportunities, integrate acquired business successfully and achieve expected synergies;
•
the Company’s ability to attract and retain qualified management and technical personnel;
•
potential products liability claims;
•
the Company’s ability to successfully comply with environmental regulations and standards in the markets in which it operates;
•
breakdowns or significant interruptions in the Company’s information systems, or difficulties in deploying new information systems;
•
unfavorable interest rate and foreign currency exchange rate fluctuations;
•
unfavorable fluctuations in energy and raw material prices, particularly steel, copper, aluminum, silver, lead, nickel, zinc and plastics;
•
counterparty, liquidity and equity risks;
•
changes in the laws and regulations of in the markets in which the Company operates;
•
the Company’s ability to protect its intellectual property; and
•
costs and liabilities the Company may incur in connection with litigation.
This list of factors that may affect the Company’s future performance and the accuracy of any forward-looking statements is illustrative, but by no means exhaustive. The forward-looking statements contained herein speak only as of the date hereof. Except as required by applicable law or the rules and regulations of any stock exchange on which its securities are listed, Schneider Electric expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this presentation to reflect any change in its expectations or any change in events, conditions or circumstance on which any forward looking statement contained herein is based.
will be made available at no charge on the SEC’s website: www.sec.gov.

Presentation of Telvent and strategic intent

is a leading software solutions provider
for efficient management of infrastructure
2010 sales by segment
Sales and adjusted EBITDA (in€)
2010 sales by geography
Business description
2010 2011e
Guidance
+5%-+8%
753m
2009*
725m
Europe
42%
North America
35%
Latin America
16%
RoW
7%
Energy
34%
Environment
8%
Global services
19%
Agriculture
11%
Transportation
28%
A leading
IT software and automation
solutions
company
Specializing in
high value-added
solutions
for
real-time
management
of mission-critical
infrastructure
Providing customers with: increased
reliability and
flexibility
of
distribution,
and energy and
operational
efficiency
of infrastructures
15.2%
14.5%-15.5%

As reported by Telvent – non-USGAAP
* Excludes a small IT unit disposed in 2010. Including this unit, non-USGAAP sales reached €765m (14.5% EBITDA margin)
Schneider Electric - Investor Relations – Acquisition of Telvent – June 1, 2011

Industry & OEMs
Non-res buildings
Data Centres
Infrastructure
Residential
Renewables
integration
& connection
Flexible
Distribution
Demand
Response
Efficient
home
Efficient
Enterprise
Efficient infrastructure
(O&G, Transport, Water)
Communication and
software at all levels
Integration of smart devices and software to drive
efficiency of mission-critical infrastructures
Fields where Telvent improves our position
Other key fields of the smart grid for Schneider
Utilities
Schneider Electric - Investor Relations – Acquisition of Telvent – June 1, 2011

Software capability of Telvent complements and
integrates with Schneider Electric positioning
EFFICIENT END-USERS THE GRID
Best-in-class field devices and sensors
Real-time control and security software
Energy
management suite
Operation
management
Control
Devices
Software
competency
(~10,000 people)
Full
software
platform
DMS / OMS
MDM / GIS
SCADA / SaaS*
*
See glossary on page 19
Real-time operation
and analytics
Smart grid suite
Schneider Electric - Investor Relations – Acquisition of Telvent – June 1, 2011

Telvent reinforces Schneider Electric’s position
in 3 key infrastructure markets
SMART GRID
EFFICIENT
INFRASTRUCTURES
SMART CITIES
SaaS* & WEATHER SERVICES
IT INTEGRATION CAPABILITY
SOFTWARE CAPABILITY
UTILITIES
CITIES, DEPT OF
TRANSPORT
ELECTRICITY
OIL & GAS
TRANSPORT
~17%
of Telvent
sales**
~23%
of Telvent
sales**
~28%
of Telvent
sales
* Software as a Service  (subscription based model)
** Schneider Electric’s own estimates
ENVIRONMENT
~20%
of Telvent
sales**
OIL & GAS
WATER
Schneider Electric - Investor Relations – Acquisition of Telvent – June 1, 2011

Industry
Buildings
Data Centres
Infrastructure
Residential
Real time software suite
for global grid management
Global substation & feeder
automation portfolio for
Utilities
• Advanced Grid supervision
• Integration of renewables
• Optimize network operations
• Safety & Security
Reliability & Efficiency
Substation Automation
Feeder Automation
RTU, bay
controller, fault
detector
Protection IEDs
MICOM ® SEPAM ®
Protection
relays
61850
Substation Control
Systems
We will propose a full smart grid solution,
from field devices to management software
Smart grid suite
Strong project teams
Delivery units: US, Canada, Spain,
the Balkans
DMS* OMS*
MDM* GIS*
RTU* SCADA*
*
See glossary on page 19
Schneider Electric - Investor Relations – Acquisition of Telvent – June 1, 2011

We will have a complete solution offering
for Oil & Gas midstream
Integrated architecture for
Oil & Gas applications
• Improved business
performance
• Optimized TCO
• Energy Efficiency
• Safety & Security
Real Time Oil & Gas
solutions to optimize
business process & control
Efficiency & Productivity
Power management
Security management
Integration
IT suite for pipeline management
Downstream management
Strong project teams
Delivery units: US, Canada
SimSuite
• Online fuel buying and selling analysis
• Real time trading platform
Schneider Electric - Investor Relations – Acquisition of Telvent – June 1, 2011

We will have a complete solution offering
in the water segment
•
Network optimization
•
Energy management
•
Leak detection
•
Water quality management
Efficiency & productivity
Power management
Telemetry & automation
PAC, PLC, Controllers, HMI,
Drives
SCADA & RTU
Security management
Integration
Advanced applications
• Leak detection
• Quality
monitoring
IT integration
with enterprise
systems
• ERP, GIS, CMMS…
Integration with supervisory
systems (SCADA)
Weather intelligence
Strong project teams
Delivery units: US, Spain,
Australia and Canada
Integrated architecture for
Power, Control & Security
Information management
solution to monitor &
optimise water networks
Schneider Electric - Investor Relations – Acquisition of Telvent – June 1, 2011

Telvent will be a major contribution to our
offers for Smart Cities
Energy prices
and power outages
Traffic congestion
and pollution
Demand
for security
Need for
environmental care
Energy reliability
EV charging
infrastructure
Video security
Efficient water
networks
Efficient transport
networks
Smart grid suite
Flexible distribution
Demand-Response
Energy efficiency
Weather
intelligence
SMART CITIES
Decentralized
renewable energies
Another layer of communication
and intelligence between the key
infrastructures of power, water &
transport for the efficiency of cities
Schneider Electric - Investor Relations – Acquisition of Telvent – June 1, 2011

Strong geographical fit across most key markets
UTILITIES
OIL & GAS
TRANSPORT
WATER
Western
Europe
North
America
Asia
Pacific
Rest of
World
Build on Telvent’s strong
footprint in North America,
Latin America
Enlarge Telvent’s presence
in other new economies
and Western Europe
Eastern Europe
Latin America
Eastern Europe
Middle East - Africa
Latin America
Latin America
Eastern Europe
Middle East
Latin America
Schneider Electric - Investor Relations – Acquisition of Telvent – June 1, 2011

Synergies and transaction details

Complementary business value and positioning
will drive €50-60m of synergies
Cost
synergies
Revenue
synergies
Operational: Software development and procurement savings
Non-operational: Listing, dual consolidation, back office
efficiency
Grid: Selling Telvent solutions to Schneider customers in
Western Europe and Asia-Pacific
O&G: Selling MV solutions to Telvent customers (Americas) and selling Telvent offer to Schneider customers in other regions
Sales impact
EBITA impact
~€20-25m
~€250-300m
~€30-35m
Full synergy
impact
~€250-300m
~€50-60m
Water: More comprehensive offering + access to new customers
Transp: Introducing Telvent to Schneider contacts in WE/APAC
Domain
Selected drivers

Schneider Electric - Investor Relations – Acquisition of Telvent – June 1, 2011

Approx. 2/3 of total synergies are expected
to be delivered by year 3
2012
2014
€50-60m
€35-40m
2016
* Before implementation costs of €20m in 2012 and €15m in 2013
Synergies profile *
1/3 cost synergies,
2/3 revenue synergies
2/3 of synergies should be
achieved in 2014, including
almost all cost synergies
Schneider Electric - Investor Relations – Acquisition of Telvent – June 1, 2011

Transaction details
* Before implementation costs
• EV/EBITDA multiple of ~12x
based on 2011 consensus
• EPS accretion* from year 1
• Return On Capital Employed
above WACC in year 3
• Tender offer launch: mid-June
• Squeeze-out process post tender offer
• End of tender offer and closing
expected in Q3 2011
• Abengoa and certain members of Abengoa and Telvent management agreed to irrevocably tender ~41.5% of shares
• Transaction approved by Telvent’s Board of Directors
•
Tender offer for 100% of Telvent shares at $40 per share (36% premium to past 3m avg.)
•
Enterprise value at 100%: ~EUR1.4bn, including the purchase of Telvent’s 5.5% senior subordinated convertible notes on an as converted basis
Attractive valuation Estimated timeline
• Telvent will be kept initially as an autonomous unit
• Telvent will be reported under the Energy business

Schneider Electric - Investor Relations – Acquisition of Telvent – June 1, 2011

Conclusion
A synergetic and value creating transaction
Strong global player in smart grid
Leading provider of solutions for efficient infrastructures
Reinforced project, software and service capabilities
Schneider Electric - Investor Relations – Acquisition of Telvent – June 1, 2011
Schneider Electric + Telvent:
a very powerful proposition
to utility & infrastructure customers

Appendices

DMS: Distribution Management System
OMS: Outage Management System
MDM: Meter Data Management
GIS: Geographical Information System
SCADA: Supervisory Control
And Data Acquisition
RTU: Remote Terminal Unit
SaaS: Software as a Service
Glossary
Schneider Electric - Investor Relations – Acquisition of Telvent – June 1, 2011

EBITDA: EBIT before net depreciation and amortization
EBITA: EBIT before amortization and impairment of purchase
accounting intangibles and impairment of goodwill
Definitions
Schneider Electric - Investor Relations – Acquisition of Telvent – June 1, 2011

Contacts & agenda
29 July
20 October
2011 Half-Year
Results
Q3 2011 Sales
Conference call
before market opens
Conference call
before market opens
Carina Ho – Head of Investor Relations
Tel: +33-1-41-29-83-29
carina.ho@schneider-electric.com
Grégoire Rougnon – Investor Relations Manager
Tel: +33-1-41-29-81-25
gregoire.rougnon@schneider-electric.com
Schneider Electric - Investor Relations – Acquisition of Telvent – June 1, 2011

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